Exhibit 99.1

HALLIBURTON ANNOUNCES THIRD QUARTER 2024 RESULTS

•Net income of $0.65 per diluted share.
•Adjusted net income per diluted share1 of $0.73.
•Revenue of $5.7 billion and operating margin of 15%.
•Adjusted operating margin2 of 17%.

HOUSTON – November 7, 2024 – Halliburton Company (NYSE: HAL) announced today net income of $571 million, or $0.65 per diluted share, for the third quarter of 2024. This compares to net income for the second quarter of 2024 of $709 million, or $0.80 per diluted share. Adjusted net income3 in the third quarter of 2024, excluding impairments and other charges and tax adjustments, was $641 million, or $0.73 per diluted share. Halliburton’s total revenue for the third quarter of 2024 was $5.7 billion, compared to total revenue of $5.8 billion in the second quarter of 2024. Operating income was $871 million in the third quarter of 2024, compared to operating income of $1.0 billion in the second quarter of 2024. Adjusted operating income4, excluding impairments and other charges, was $987 million in the third quarter of 2024.

“We experienced a $0.02 per share impact to our adjusted earnings from lost or delayed revenue due to the August cybersecurity event and storms in the Gulf of Mexico. Our full year expectations for free cash flow and cash return to shareholders remain unchanged, and we expect both to accelerate in the fourth quarter,” commented Jeff Miller, Chairman, President and CEO.

“In North America the execution of our strategy has transformed the resilience and profitability of our business. I expect we will continue to maximize value by widening the moat around our Zeus platform and growing our drilling services business.

“I am confident in our international business. I believe the strength of our technology portfolio, unique value proposition, and clear strategy will continue to deliver growth and returns.

“I see solid opportunities across business lines and geographies for Halliburton. As we execute on our strategy, we will target opportunities to deliver unique value, allocate capital to the highest return opportunities, and prioritize free cash flow generation and shareholder returns,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the third quarter of 2024 was $3.3 billion, a decrease of $102 million, or 3% sequentially, while operating income was $669 million, a decrease of $54 million, or 7%. These results were driven by decreased pressure pumping services in U.S. land, lower completion tool sales in North America and Europe/Africa, and lower stimulation activity in Latin America. Partially offsetting these decreases were increased pressure pumping services and higher completion tool sales in the Middle East.

Drilling and Evaluation

Drilling and Evaluation revenue in the third quarter of 2024 was $2.4 billion, while operating income was $406 million, both flat sequentially. These results were driven by increased drilling-related services in Latin America, higher software sales globally, and improved wireline activity in Middle East/Asia. Offsetting these increases were decreased drilling-related services in Europe, lower fluid services in North America, declined wireline activity in the Western Hemisphere, and decreased testing services in Latin America.

Geographic Regions

North America

North America revenue in the third quarter of 2024 was $2.4 billion, a 4% decrease sequentially. This decline was primarily driven by decreased pressure pumping services in U.S. land, in addition to lower activity across multiple product service lines in the Gulf of Mexico partly due to the impacts from Hurricane Francine and Hurricane Helene. Partially offsetting these declines were higher artificial lift activity in U.S. land along with increased stimulation activity in Canada and the Gulf of Mexico.

International

International revenue in the third quarter of 2024 was $3.3 billion, sequentially flat.

Latin America revenue in the third quarter of 2024 was $1.1 billion, a decrease of 4% sequentially. This decrease was primarily due to lower stimulation activity in the region, decreased testing services in Mexico and the Caribbean, and lower wireline activity in Argentina. Partially offsetting these decreases were increased drilling-related services in Mexico and Brazil and improved project management activity in Ecuador.

Europe/Africa revenue in the third quarter of 2024 was $722 million, a decrease of 5% sequentially. This decline was primarily due to decreased drilling-related services in the North Sea and lower completion tool sales in West Africa. Partially offsetting these decreases were higher cementing activity and increased pipeline services in the North Sea.

Middle East/Asia revenue in the third quarter of 2024 was $1.5 billion, an increase of 3% sequentially. This increase was primarily due to increased pressure pumping services in Saudi Arabia, higher completion tool sales in Saudi Arabia and Kuwait, improved fluid services in the Middle East, and higher wireline activity in Asia. Partially offsetting these improvements were declined drilling services in Saudi Arabia and lower project management activity in Kuwait.

Other Financial Items

During the third quarter of 2024, Halliburton:

•Repurchased approximately $200 million of its common stock.

•Paid dividends of $0.17 per share.

•Spent $28 million on SAP S4 migration.

•Recorded a pre-tax charge of $116 million in the third quarter of 2024 as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on an equity investment, and other items. This charge was included in “Impairments and other charges” in the Company’s Condensed Consolidated Statements of Operations.

•Recognized a $154 million tax provision, which includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions.

Selective Technology & Highlights

•Halliburton introduced TrueSync™, an innovative hybrid Permanent Magnet Motor (PMM) for ESP operations. The hybrid solution, developed by Summit ESP® – a Halliburton Service – integrates the efficient features of a PMM with elements from Halliburton’s industry-leading induction motor technology to maximize production, and reduce power costs and total cost of ownership for customers.

•Halliburton introduced the Octiv® Auto Frac service, the latest addition to the Octiv® Intelligent Fracturing Platform. The Octiv platform digitizes and automates workflows, information, and equipment across all aspects of our fracture operations. This results in safer, more efficient operations for our customers and for Halliburton.

•Halliburton introduced the Sensori™ fracture monitoring service, a cost-effective fracture monitoring solution for automated, continuous measurement and visualization of the subsurface. The Sensori service combines non-intrusive technologies, automated data acquisition and processing, and real-time subsurface answers into a single solution to empower operators with visibility and control over fracture performance.

•Halliburton introduced the next generation of its LOGIX® automation and remote operations platform, designed to refine drilling performance. LOGIX assists with autonomous drilling, streamlines well delivery, can shorten production timelines, and reduces rig time through intelligent automation.

•Halliburton introduced the Clear portfolio of electromechanical well intervention technologies and services. This portfolio addresses challenges related to high-angle deployment and includes surface readout telemetry for communication and precise control to deliver differentiated performance. The Clear portfolio includes: ClearTrac® wireline tractor; ClearCut™ non-dangerous goods electromechanical pipe cutters; and, coming soon, ClearShift™ high-expansion shifters to open and close downhole valves that include barrier isolation devices.

•Halliburton announced it was awarded a contract by Petrobras to provide a full range of services in Brazil for integrated well interventions and plug and abandonment for offshore wells. This multi-year contract is set to begin in the second quarter of 2025. Under the agreement’s terms, Halliburton will provide a wide range of services to include fluids, completion equipment, wireline, slickline, flowback services, and coiled tubing. Halliburton will integrate and coordinate these services through its project management service line to ensure efficient and effective execution.

•Halliburton Labs welcomes Adena Power, the newest company to join its collaborative environment for energy and climate ventures. Adena Power develops energy storage solutions for behind-the-meter commercial, industrial, and utility markets that use U.S. raw materials and manufacturing. Their innovative sodium battery technology targets unmet needs in these markets for lower installed cost, flexible duration, and safety relative to lithium-ion options.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see definition of Adjusted Net Income Per Diluted Share in Footnote Table 3.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.

(3)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3.

(4)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn, YouTube, Instagram, and Facebook.

Forward-looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2023, Form 10-Q for the quarter ended June 30, 2024, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2024	2023	2024
Revenue:
Completion and Production	$3,299	$3,487	$3,401
Drilling and Evaluation	2,398	2,317	2,432
Total revenue	$5,697	$5,804	$5,833
Operating income:
Completion and Production	$669	$746	$723
Drilling and Evaluation	406	378	403
Corporate and other	(60)	(64)	(65)
SAP S4 upgrade expense	(28)	(23)	(29)
Impairments and other charges (a)	(116)	—	—
Total operating income	871	1,037	1,032
Interest expense, net	(85)	(94)	(92)
Other, net	(52)	(27)	(20)
Income before income taxes	734	916	920
Income tax provision (b)	(154)	(192)	(207)
Net income	$580	$724	$713
Net income attributable to noncontrolling interest	(9)	(8)	(4)
Net income attributable to company	$571	$716	$709

Basic net income per share	$0.65	$0.80	$0.80
Diluted net income per share	$0.65	$0.79	$0.80
Basic weighted average common shares outstanding	881	898	884
Diluted weighted average common shares outstanding	881	902	886

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2024.
(b)
The income tax provision during the three months ended September 30, 2024, includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Revenue:
Completion and Production	$10,073	$10,372
Drilling and Evaluation	7,261	6,907
Total revenue	$17,334	$17,279
Operating income:
Completion and Production	$2,080	$2,119
Drilling and Evaluation	1,207	1,123
Corporate and other	(190)	(181)
SAP S4 upgrade expense	(91)	(36)
Impairments and other charges (a)	(116)	—
Total operating income	2,890	3,025
Interest expense, net	(269)	(297)
Loss on Blue Chip Swap transactions (b)	—	(104)
Other, net (c)	(180)	(96)
Income before income taxes	2,441	2,528
Income tax provision (d)	(539)	(533)
Net income	$1,902	$1,995
Net income attributable to noncontrolling interest	(16)	(18)
Net income attributable to company	$1,886	$1,977

Basic and diluted net income per share	$2.13	$2.19
Basic weighted average common shares outstanding	885	901
Diluted weighted average common shares outstanding	886	904

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the nine months ended September 30, 2024.
(b)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentina operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the nine months ended September 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(c)
During the nine months ended September 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(d)
During the nine months ended September 30, 2024, the tax provision includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact. During the nine months ended September 30, 2023, the tax provision includes the tax effect on the loss on Blue Chip Swap transactions.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and equivalents	$2,178	$2,264
Receivables, net	5,339	4,860
Inventories	3,194	3,226
Other current assets	1,332	1,193
Total current assets	12,043	11,543
Property, plant, and equipment, net	4,945	4,900
Goodwill	2,838	2,850
Deferred income taxes	2,446	2,505
Operating lease right-of-use assets	1,001	1,088
Other assets	2,058	1,797
Total assets	$25,331	$24,683

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,009	$3,147
Accrued employee compensation and benefits	690	689
Current portion of operating lease liabilities	251	262
Other current liabilities	1,510	1,510
Total current liabilities	5,460	5,608
Long-term debt	7,639	7,636
Operating lease liabilities	805	911
Employee compensation and benefits	392	408
Other liabilities	683	687
Total liabilities	14,979	15,250
Company shareholders’ equity	10,296	9,391
Noncontrolling interest in consolidated subsidiaries	56	42
Total shareholders’ equity	10,352	9,433
Total liabilities and shareholders’ equity	$25,331	$24,683

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2024	2023	2024
Cash flows from operating activities:
Net income	$1,902	$1,995	$580
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	804	742	270
Impairments and other charges	116	—	116
Working capital (a)	(645)	(798)	(280)
Other operating activities	232	109	155
Total cash flows provided by operating activities	2,409	2,048	841
Cash flows from investing activities:
Capital expenditures	(1,016)	(980)	(339)
Proceeds from sales of property, plant, and equipment	149	136	41
Other investing activities	(343)	(280)	(138)
Total cash flows used in investing activities	(1,210)	(1,124)	(436)
Cash flows from financing activities:
Stock repurchase program	(696)	(546)	(196)
Dividends to shareholders	(452)	(433)	(150)
Payments on long-term borrowings	—	(150)	—
Other financing activities	(37)	2	(1)
Total cash flows used in financing activities	(1,185)	(1,127)	(347)
Effect of exchange rate changes on cash	(100)	(107)	(18)
Increase (decrease) in cash and equivalents	(86)	(310)	40
Cash and equivalents at beginning of period	2,264	2,346	2,138
Cash and equivalents at end of period	$2,178	$2,036	$2,178

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
Revenue	2024	2023	2024
By operating segment:
Completion and Production	$3,299	$3,487	$3,401
Drilling and Evaluation	2,398	2,317	2,432
Total revenue	$5,697	$5,804	$5,833

By geographic region:
North America	$2,386	$2,608	$2,481
Latin America	1,053	1,048	1,097
Europe/Africa/CIS	722	734	757
Middle East/Asia	1,536	1,414	1,498
Total revenue	$5,697	$5,804	$5,833

Operating Income
By operating segment:
Completion and Production	$669	$746	$723
Drilling and Evaluation	406	378	403
Total operations	1,075	1,124	1,126
Corporate and other	(60)	(64)	(65)
SAP S4 upgrade expense	(28)	(23)	(29)
Impairments and other charges	(116)	—	—
Total operating income	$871	$1,037	$1,032

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30,
Revenue	2024	2023
By operating segment:
Completion and Production	$10,073	$10,372
Drilling and Evaluation	7,261	6,907
Total revenue	$17,334	$17,279

By geographic region:
North America	$7,413	$8,069
Latin America	3,258	2,957
Europe/Africa/CIS	2,208	2,094
Middle East/Asia	4,455	4,159
Total revenue	$17,334	$17,279

Operating Income
By operating segment:
Completion and Production	$2,080	$2,119
Drilling and Evaluation	1,207	1,123
Total operations	3,287	3,242
Corporate and other	(190)	(181)
SAP S4 upgrade expense	(91)	(36)
Impairments and other charges	(116)	—
Total operating income	$2,890	$3,025

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2024	2023	2024
Operating income	$871	$1,037	$1,032

Impairments and other charges:
Severance	63	—	—
Impairment of assets held for sale	49	—	—
Cybersecurity incident	35	—
Gain on an equity investment	(43)	—	—
Other	12	—	—
Total impairments and other charges (a)	116	—	—
Adjusted operating income (b) (c)	$987	$1,037	$1,032

(a)
During the three months ended September 30, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Operating income	$2,890	$3,025

Impairments and other charges:
Severance	63	—
Impairment of assets held for sale	49	—
Cybersecurity incident	35	—
Gain on an equity investment	(43)	—
Other	12	—
Total impairments and other charges (a)	116	—
Adjusted operating income (b) (c)	$3,006	$3,025

(a)
During the nine months ended September 30, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2024	2023	2024
Net income attributable to company	$571	$716	$709

Adjustments:
Impairments and other charges (a)	116	—	—
Total adjustments, before taxes	116	—	—
Tax adjustment (b)	(46)	—	—
Total adjustments, net of taxes (c)	70	—	—
Adjusted net income attributable to company (c)	$641	$716	$709

Diluted weighted average common shares outstanding	881	902	886
Net income per diluted share (d)	$0.65	$0.79	$0.80
Adjusted net income per diluted share (d)	$0.73	$0.79	$0.80

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2024.
(b)
During the three months ended September 30, 2024, the tax adjustment includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges.

(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Net income attributable to company	$1,886	$1,977

Adjustments:
Impairments and other charges (a)	116	—
Loss on Blue Chip Swap transactions	—	104
Other, net (b)	82	—
Total adjustments, before taxes	198	104
Tax adjustment (c)	(55)	(23)
Total adjustments, net of taxes (d)	143	81
Adjusted net income attributable to company (d)	$2,029	$2,058

Diluted weighted average common shares outstanding	886	904
Net income per diluted share (e)	$2.13	$2.19
Adjusted net income per diluted share (e)	$2.29	$2.28

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the nine months ended September 30, 2024.
(b)
During the nine months ended September 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(c)
During the nine months ended September 30, 2024, the tax adjustment includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact. During the nine months ended September 30, 2023, the tax adjustment includes the tax effect on the loss on Blue Chip Swap transactions.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, Egypt currency impact, Argentina investment impairment, and the loss on the Blue Chip Swap transactions, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2024	2023	2024
Total cash flows provided by operating activities	$2,409	$2,048	$841
Capital expenditures	(1,016)	(980)	(339)
Proceeds from sales of property, plant, and equipment	149	136	41
Free cash flow (a)	$1,542	$1,204	$543

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Thursday, November 7, 2024, to discuss its third quarter 2024 financial results. The call will begin at 8:00 a.m. CT (9:00 a.m. ET).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

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CONTACTS

Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688

Media Relations
Michael Waldron
PR@Halliburton.com
281-871-2601